For period ending 10-31-99
File Number 811-4984


Item 77.C     Matters submitted to a vote of security holders

SPECIAL MEETING OF SHAREHOLDERS

A special meeting of shareholders of the American AAdvantage Balanced Fund ("Balanced Fund"), American AAdvantage Large Cap Value Fund ("Large Cap Value Fund"), American AAdvantage Small Cap Value Fund ("Small Cap Value Fund"), and the American AAdvantage International Equity Fund ("International Fund") (the "Funds") was held on August 9, 1999. The following matters were voted on at the meeting:

(1) Approved a change to the fundamental investment restrictions to allow the purchase and sale of futures contracts and options on futures contracts.

                    FOR                AGAINST         ABSTAIN
Balanced Fund       66,589,365.358     65,555.944      6,801.825
Large Cap           78,675,261.757     214,879.367     10,651.017
Value Fund
Small Cap           3,273,674.500      0.000           0.000
Value Fund
International       36,437,508.011     222,777.318     3,693.735
Fund

(2) Approved a change to the fundamental investment restrictions to allow the borrowing of money from AMR Investment Services, Inc. and any of its affiliates under certain limited circumstances.

                    FOR                AGAINST         ABSTAIN
Balanced Fund       66,597,742.516     50,808.639      13,171.970
Large Cap           78,685,540.478     201,246.198     14,005.465
Value Fund
Small Cap           3,273,674.500      0.000           0.000
Value Fund
International       36,441,047.767     215,724.844     7,206.453
Fund

(3) The shareholders of the Funds authorized the Balanced, Large Cap Value, Small Cap Value, and International Equity Portfolios (the "Portfolios") of the AMR Investment Services Trust to vote on the following at a special meeting of interest holders of the Portfolios.

     (a) To change the Portfolios' fundamental investment restrictions to allow the purchase and sale of futures contracts and options on futures contracts.

                    FOR                AGAINST         ABSTAIN
Balanced Fund       66,589,365.358     65,555.944      6,801.825
Large Cap           78,675,110.137     214,879.367     10,802.637
Value Fund
Small Cap           3,273,674.500      0.000           0.000
Value Fund
International       36,437,508.011     222,777.318     3,693.735
Fund

(b) To change the Portfolios' fundamental investment restrictions to allow the borrowing of money from AMR Investment Services, Inc. and any of its affiliates under certain limited circumstances.

                    FOR                AGAINST         ABSTAIN
Balanced Fund       66,597,742.516     50,808.639      13,171.970
Large Cap           78,686,077.279     200,861.017     13,853.845
Value Fund
Small Cap           3,273,674.500      0.000           0.000
Value Fund
International       36,441,047.767     215,724.844     7,206.453
Fund